Exhibit 99(a)(5)(xx)

From: Nijs, de, H.W. (Henk) (W&O Financin Bc Carrier Services)
Sent Wednesday, June 10, 2009 7:58 AM
To: Schot, van der, P.J. (Paul) (W&O Cs iBasis Office)
Subject: scenario IBasis 2009-2010 HN 19-05-09.xls

Attachments: scenario iBasis 2009-2010 HN 19-05-09.xls

JX 261

Confidential	KPN00046451

Glenn Meloni Report April 2009 In millions of USD Unless otherwise stated total Volume (x 1 mln) third parties   intercompany Total net revenue % growth Year on Year third party revenue intercompany revenues Cost of services and goods Gross Margin Other operating expenses Other income/expenses Total operating expenses % growth Year on Year EBITDA EBITDA margin (%) Depreciation and amortization Operating result (EBIT) EBIT Margin (5) Capex changes in working capital Cash flow % growth Year on Year In millions of USD Unless otherwise stated Total volume (x 1 mln) Total Revenues % growth Year on Year Cost of access Distribution fees Cost of goods sold Costs of services sold Costs of services and goods % growth year on year contribution Margin Network costs marketing & sales costs Confidential   KPN00046452

General & admin. costs Changes in provision & other Other operating expenses % growth year on year Total costs and expenses EBITDA EBITDA Margin (%) In mission of USD Unless otherwise stated Total operating expenses own work capitalized costs of materials work contracted out salaried and social security  intercompany expenses other operating expenses Confidential    KPN00046453

Keuze Year Yee 2009 EELCO  n/12  LAAG %% vd omzet  Yearplan 2009  Actual 2009   Year  actuals 2008  Year Plan 2009  YEE 2009  YEE 2010 Confidential   KPN00046454

Year  YEE 2009  EELCO  n/12  intern lag  Confidential   KPN00046455

II   III %% vd omzet   YEE 2010%% vd omzet   YEE 2010%% vd omzet Confidential   KPN00046456

Confidential  KPN00046457

	A	B	D
1			
2			
3			2000
4			ACT
5	Volume	x 1 mln	23,526.0
6	Groei VOLUME		
7	Insourcing		
8	Total minutes	x 1 mln	23,526.0
9			
10	Revenues	x 1 mln USD	1,323.6
11	*Third Parties*		1,122.9
12			
13	Costs	x 1 mln USD	-1,187.4
14			
15			
16	Gross Margin	x 1 mln USD	**136.2**
17		%%	10.3%
18			
19	Other OPEX	x 1 mln USD	-95.1
20			
21	**EBITDA**	**x 1 mln USD**	**41.1**
22			
23	ARPM	x 1 USD	0.0563
24	PRIJSONTWIKKELING		
25			
26	ACPM	x 1 USD	-0.0505
27	PRIJSONTWIKKELING		
28	Verhouding Procurement Revenues		89.7%
29			
30			
31	Depreciation and amortization		
32			
33	**EBIT**		
34			
35	**CAPEX**		
36	o.w. Cost of Insourcing		
37	**Changes in working capital**		
38			
39	**Cash Flow**		
40	% growth Year on Year		
41			
42			
43			
44			
45	Insourcing	Bij aanschaf activeren en over een N periodes afschrijven, plus in de omzet en directe inkoop kosten (EBITDA effect)	
46		Activering wordt afgeschreven resultaat zichtbaar op EBIT niveau	
47		TDC op jaarbasis is	
48		Insourcing moet dus een grote partij zijn	
49			
50	Volume Groei	I	6%
51		II	12%
52		III	12%
53			
54	Prijsdaling	Verkoopprijs gemiddeld daalt per jaar met	
55			

Confidential KPN00046458

Volume Groei Volume Insourcing Total minutes Revenues Third parties Costs Gross Margin Other OPEX EBITDA ARPM Prijsontwikkeling ACPM Prkjsontwikkeling Verhouding procurement Revenues Depreciation and amortization EBIT CAPEX o.w. Cost of Insourcing Changes in working capital Cash Flow % growth Year on Year Insourcing Volume Groei Prijsdaling Confidential    KPN00046459

x 1 mln x 1 mln x 1 mln USD x 1 mln USD x 1 mln USD x 1 mln USD x 1 mln USD x 1 USD x 1 USD Confidential    KPN00046460

400 mln minuten 2 mln USD Hoge Marge 11% Normaal Agresief Agressief en Insourcing Confidential   KPN00046461

	A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P
1									YEARPLAN	PLAN	ACT		I	II		
2					2007	2007-Q1	2008	2008-Q1	2009	2009 Q1	2009 Q1		2009	2009	2009	2010
3			Volume	x 1 mln	23,540	5,553	23,526	5,886	24,100	5,690	5,138		21,349	20,536	22,820	22,138
4							-0.5%		2.4%	-1.5%	-11.4%		-9.3%	-12.7%	-3.0%	-3.0%
5			Aandeel Q1 in ACT YEAR			23%		25.0%		24.1%			24.1%	23.0%		
6																
7																
8			Revenues	x 1 mln USD			1,222.6	324.903	1,312.8	311.5	256.0		1,066.6	0.0		
9																
10			Costs	x 1 mln USD			-1,187.4	-289.5	-1,184.7	-281.7	-224.9		-937.2	0.0		
11																
12			Gross Margin	x 1 mln USD			**136.2**	**35.401**	**128.1**	**29.6**	**31.0**		**129.4**	**0.0**		
13							10.3%	10.9%	9.8%	9.5%	12.1%		12.1%	#DIV/0!		
14																
15			Other OPEX	x 1 mln USD			95.1	-35.4	-90.7	-31.5	22.1		63.6	#DIV/0!		
16																
17			Aandeel Q1 in ACT YEAR					-37%		35%						
18			EBITDA	x 1 mln USD			**41.1**	70.8	**218.8**	61.1	9.0		**65.8**	**#DIV/0!**		
19																
20			ARPM	x 1 USD			0.0563	0.0552	0.0545	0.0537	0.0490		0.0500		0.0000	0.0000
21			GROWTH n-/- 1						-3.2%	-2.9%	-9.7%		-11.2%			
22																
23			ACPM	x 1 USD			-0.0505	-0.0492	-0.0492	-0.0486	-0.0430		-0.0439		0.0000	0.0000
24			GROWTH n / 1						2.6%	1.3%	11.0%		13.0%			
25			Verhouding Procurement Revenues					-89.1%	-90.2%	-90.5%	-87.9%		**-87.9%**			

Confidential KPN00046462